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                       COMPUTER DATA SYSTEMS, INC.

                                  PROXY

     The undersigned hereby appoints Clifford M. Kendall, Peter A. Bracken, and John C. Kezer, and each of them, as Proxies of the undersigned, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Computer Data Systems, Inc. ("CDSI"), held of record by the undersigned on October 22, 1997, at the Special Meeting of Stockholders to be held December 16, 1997, or any adjournment or adjournments thereof.


                                  PLEASE SIGN YOUR NAME(S) ON THE REVERSE SIDE.

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                                                            Please mark
                                                          your votes as
                                                           indicated in   /X/
                                                           this example

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE MERGER.

1. Proposal to approve the merger of ACS
Acquisition Corp. with and into CDSI pursuant
to the Agreement and Plan of Merger dated             FOR   AGAINST   ABSTAIN
September 20, 1997, between Affiliated Computer       / /     / /       / /
Services, Inc., ACS Acquisition Corp. and CDSI, as described in Joint Proxy Statement/Prospectus.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF PROPERLY EXECUTED, IT WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

Please sign your name exactly as it appears below. If shares are held jointly, all holders must sign. When signing in a fiduciary or representative capacity (attorney, executor, administrator, trustee, guardian, officer of corporation, etc.), please give full title as such. The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at such meeting or any adjournment or adjournments thereof.


Signature
          --------------------------------

Signature if held jointly                            Dated:             , 1997
                          --------------------------        ------------

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
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